SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2004

IPET HOLDINGS, INC.

(Formerly Pets.com, Inc.)

(Exact name of Registrant as specified in its charter)

Delaware	000-29387	95-4730753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Diablo Management Group
7650 Marathon Drive, Suite A
Livermore, CA 94550
(Address of principal executive offices)

Registrant’s telephone number: (925) 960-1980

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

The Sole Director of IPET Holdings, Inc. (the “Company”) has approved a final liquidating cash distribution to stockholders of $0.00747 per share with an anticipated distribution date of June 22, 2004. The Company has determined that its shares will have no value and will be considered worthless following this final liquidating cash distribution. The Company will retain a reserve of approximately $10,000 which it believes will be necessary to complete the final dissolution of the Company to include final tax filings.

A final record date of January 18, 2001 was established by the Company in connection with its filing of a Certificate of Dissolution on that date with the Delaware Secretary of State. At the close of business on this date, the Company closed its stock transfer books and discontinued recording transfers and sales of shares of its capital stock. All liquidating distributions have been and will continue to be made to stockholders according to their holdings of the Company’s capital stock as of this final record date.

Following its final liquidating cash distribution, the Company does not anticipate filing any further reports with the Securities and Exchange Commission under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPET HOLDINGS, INC

/s/ Richard G. Couch

Richard G. Couch
Chief Executive Officer, President, Secretary,
Chief Financial Officer and Treasurer

Date: June 10, 2004